Exhibit 99.2

Biosecurity Technology, LLC.

Financial Statements

December 31, 2020 and 2019

Biosecurity Technology, LLC

Index to the Financial Statements

December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Biosecurity Technology, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Biosecurity Technology, LLC (the Company) as of December 31, 2020 and 2019, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

July 26, 2021

We have served as the Company’s auditor since 2021

Biosecurity Technology, LLC

Balance Sheets

As of December 31, 2020 and 2019

	December 31,
	2020	2019
Assets

Current Assets
Cash	$117,555	$24,236
Accounts receivable, net of allowance for doubtful accounts	106,888	161
Inventory	118,323	10,057
Total Current Assets	342,766	34,454

Fixed assets, net of accumulated depreciation	129,939	-
Intangible assets, net of accumulated amortization	34,379	19,697
Right of use asset	130,420	-
Other assets	938	-

Total Assets	$638,442	$54,151

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$63,017	$17,608
Note payable, current portion	8,468	-
Lease liability, current portion	48,219	-
Total Current Liabilities	119,704	17,608
Long-term Liabilities
Note payable, non-current portion	26,177	-
Lease liability, non-current portion	83,051	-

Total Long-Term Liabilities	109,228	-
Total Liabilities	228,932	17,608

Members’ Equity
Member’s Equity	409,510	36,542

Total Member’s Equity	409,510	36,542

Total Liabilities and Member’s Equity	$638,442	$54,151

See accompanying notes to the financial statements.

Biosecurity Technology, LLC

Statements of Operations

For the Years Ended December 31, 2020 and 2019

	Year Ended December 31,
	2020	2019

Net Sales	$1,064,873	$48,352
Cost of Goods Sold	223,802	17,833

Gross Profit	841,071	30,519

Operating Expenses
Selling expenses	10,756	4,559
General and administrative expenses	286,666	25,752
Total Operating Expenses	297,422	30,311

Operating Income	543,649	208

Other Income (Expense)
Interest Expense	(5,272)	-
Other Income	8,128	145
Net Other Income	2,856	145

Net Income	$546,505	$353

See accompanying notes to the financial statements.

Biosecurity Technology, LLC.

Statements of Member’s Equity

For the Years Ended December 31, 2020 and 2019

	Year Ended December 31,
	2020	2019
Member’s Equity (Deficit) - Beginning Year	$36,542	$1,056
Member’s Contribution	-	48,305
Member’s Draw	(173,537)	(13,172)
Net Income	546,505	353
Member’s Equity - End of Year	$409,510	$36,542

See accompanying notes to the financial statements.

Biosecurity Technology, LLC

Statements of Cash Flows

December 31, 2020 and 2019

	December 31,
	2020	2019
Cash flows from Operating Activities
Net Income	$546,505	$353
Adjustments to Reconcile Net (Loss) Income to Net Cash
Provided by (Used in) Operating Activities
Amortization of right of use asset	23,162	-
Depreciation and amortization	8,697	923
Changes in Assets and Liabilities
(Increase) in accounts receivable	(106,728)	(160)
(Increase) in inventories	(108,266)	(10,057)
(Increase) in other assets	(938)	-
Increase in accounts payable and accrued expenses	45,409	10,709
(Decrease) in lease liability	(22,312)	-
Net Cash Provided by Operating Activities	385,529	1,768

Cash Flows From Investing Activities
Purchase of machinery and equipment	(97,564)	-
Cash paid for patent costs	(17,779)	(17,070)
Net Cash Used in Investing Activities	(115,343)	(17,070)

Cash Flows From Financing Activities

Payments on notes payable	(3,330)	-
Capital contributions from member	-	48,305
Member’s draw	(173,537)	(13,172)
Net Cash Provided by (Used In) Financing Activities	(176,867)	35,133

Net Increase in Cash and equivalents	93,319	19,831
Cash and cash equivalents at beginning of year	24,236	4,405
Cash and cash equivalents at end of year	$117,555	$24,236

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$5,271	$-

Supplemental Disclosure of Non-cash Financing Activities
Loan acquisition for property plant and equipment	$37,975	$-

See accompanying notes to the financial statements.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

In September 2019, Biosecurity Technology, LLC was organized in the state Wyoming. Biosecurity Technology, Inc. (the “Company”) was formed and incorporated in the State of Nevada in February 2021 for the intended purpose of changing the organization of the Company to publicly trade shares on the open market. The Company sells environmentally friendly disinfectant products designed to reduce the risk of transmission of infectious disease in large communities such as offices, schools, and other large venues.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Concentration of Credit and Business Risk

At times throughout the year, the Company maintains cash balances at various institutions, which may exceed the Federal Deposit Insurance Corporation limit.

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

For the year ended December 31, 2020, the Company had two major customers that accounted for approximately 77.7% of sales made by the Company and for the year ended December 31, 2019, the Company had three major customers that accounted for approximately 96.8% of sales made by the Company. The amounts have been recorded as net sales in the statements of operations.

Cash and Cash Equivalents

The Company considers all time deposits, certificates of deposit and all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. The Company does not have any cash equivalents at December 31, 2020 and 2019.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities during the reporting period.

Accounts Receivable

Accounts receivable are non-collateralized customer obligations due under normal trade terms generally requiring payment within 30-60 days from the invoice date. The carrying amounts of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. Management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company has no allowance for doubtful accounts as of December 31, 2020 and 2019 and considers it adequate.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventories are valued at the lower of cost or net realizable value using the weighted average cost method. Inventory is comprised of finished goods and work in progress that is assembled in the Company’s facility.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of leasehold improvements is provided using the straight-line method, generally over the terms of the lease. Repairs and maintenance expenditures, which do not extend the useful lives of the related assets, are expensed as incurred. Depreciation of machinery, vehicles and furniture and fixtures is based on the estimated useful lives of the assets.

Years
Machinery and equipment	5-10
Vehicles	5
Furniture and fixtures	7
Building and leasehold improvements	Term of the lease

An asset is disposed of or retired when no future economic benefits are expected to arise from continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset.

Revenue and Cost Recognition

The Company recognizes revenue when a customer obtains control of promised services in an amount that reflects the consideration the Company expects to receive in exchange for those services. To achieve this core principal, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company receives purchase orders through their website for disinfectant products and supplies. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods to the customer. The Company establishes pricing for contracts with customers based on a cost of inventory. Contracts do not provide for a discount or refund to customers and historically, no discounts or refunds have been given.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price based on management’s judgment. The identified promises are considered to be bundled in arriving at the overall promise within the contract. The Company has identified no contracts that have variable consideration.

5)	Recognize revenue when or as the Company satisfies a performance obligation

Revenue is comprised of direct sales of product that is shipped to the customer. Revenue is recognized based on the shipping terms of the contract and once control of the goods are taken by the customer.

As of December 31, 2020 and December 31, 2019, total deferred revenue was $0 and $0.

Shipping and Handling Charges

The Company reports shipping and handling fees charged to customers as part of net sales and the associated expense as part of cost of sales. Shipping charges amounted to $2,721 and $0 for the years ended December 31, 2020 and 2019, respectively.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense for the years ended December 31, 2020 and 2019 was $10,756 and $4,559, respectively.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. The Company incurred $- and $-research and development expenses during the year ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company is not subject to federal income tax but may be subject to certain state taxes. Due to the Company’s status as a Limited Liability Company (“LLC”), the taxes are treated as a pass through to the owner of the Company. The Income Tax Topic of the FASB ASC provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained “when challenged” or “when examined” by the applicable tax authority.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2020, the Company has determined that there are no uncertain tax positions.

Per FASB ASC 740-10, disclosure is not required of an uncertain tax position unless it is considered probable that a claim will be asserted and there is a more-likely-than-not possibility that the outcome will be unfavorable. Using this guidance, as of December 31, 2020 and 2019, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company’s 2019, 2018 and 2017 Federal and State tax returns remain subject to examination by their respective taxing authorities. Neither of the Company’s Federal or State tax returns are currently under examination.

Fair Value of Financial Instruments

The Company records the fair value of assets and liabilities in accordance with Financial Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurement. FASB ASC 820 establishes a framework for measuring fair value under accounting principles generally accepted in the United States. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The three levels of the fair value hierarchy under FASB ASC 820 are as follows:

-	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

-	Level 2 - Valuations based generally on observable inputs for similar assets and liabilities, or identical or similar assets and liabilities in inactive markets.

-	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. Valuation techniques could include the use of discounted cash flow models and other similar techniques.

The carrying amounts reported in the balance sheets as of December 31, 2020 and 2019 for cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value due to the immediate or short-term maturity of these financial instruments. The fair value of capital lease obligations approximate their carrying value because these financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

Patent Costs

We capitalize costs consisting principally of outside legal costs and filing fees related to obtaining patents. We amortize patent costs over the useful life of the patent which is typically 10-15 years, beginning with the date the U.S. Patent and Trademark Office, or foreign equivalent, issues the patent. As of December 31, 2020 and 2019, we capitalized $72,350 and $54,570 of patent costs. As of December 31, 2020 and 2019, we recorded $3,097 and $923, respectively, of amortization expense for these patents.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

Recently Adopted

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for nonemployee share-based payment transactions by expanding the scope of ASC Topic 718, Compensation — Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. Under the new standard, most of the guidance on stock compensation payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. This standard became effective for our company on January 1, 2019. The adoption of this standard did not have a material impact on our financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which removes, modifies and adds various disclosure requirements related to fair value disclosures. Disclosures related to transfers between fair value hierarchy levels will be removed and further detail around changes in unrealized gains and losses for the period and unobservable inputs used in determining level 3 fair value measurements will be added, among other changes. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The adoption of this standard and the associated changes to our disclosures did not have a material impact to our financial statements.

In February 2016, the Financial Accounting Standards Board, or the FASB, issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize right-of-use, or ROU, assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. We adopted ASC 842 on January 1, 2019 using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach did not require any transition accounting for leases that expired before the earliest comparative period presented. The adoption of this standard resulted in the recording of ROU assets and lease liabilities for all our lease agreements with original terms of greater than one year. The Company’s adoption of this standard increased assets by approximately 25% and liabilities by 130%.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which amends certain aspects of the Board’s new credit loss standard (ASC 326). ASU 2019-11 is applicable to companies that hold financial assets in the scope of the credit losses standard. FASB permits to include the following in estimate if expected credit losses: expected recoveries of financial assets previously written off and expected recoveries of financial assets with credit deterioration. The scope of guidance related to expected recoveries includes purchased financial assets with credit deterioration. ASU 2019-11 permits entities to record negative allowance when measuring expected credit losses for a purchased credit deteriorated financial asset and expected recoveries cannot exceed the aggregate amount previously written off or expected to be written off. When discounted cash flow method is not being used to estimate expected credit losses, expected recoveries cannot include any amounts in an acceleration of the noncredit discount. An entity may include increases in expected cash flows after acquisition. Early adoption is not permitted. The Company is evaluating the impact on our accompanying consolidated financial statements of implementing this standard.

We currently believe that all other issued and not yet effective accounting standards are not relevant to our financial statements.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 2 – INVENTORY

Inventory consists of finished goods and works in progress of $118,323 and $10,057 at December 31, 2020 and 2019, respectively.

	December 31,
	2020	2019
Finished Goods	$115,348	$10,057
Works in Progress	2,975	-
	$118,323	$10,057

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

	December 31,
	2020	2019
Equipment	$17,218	$-
Vehicles	53,012	-
Furniture and Fixtures	30,014	-
Building Improvements	35,295	-
	135,539	-
Less: Accumulated Depreciation	(5,600)	-
	$129,939	$-

Depreciation expense, including amortization of assets under capital leases, for the years ended December 31, 2020 and 2019 was $5,600 and $0, respectively.

NOTE 4 – NOTES PAYABLE

On May 18, 2020 the Company entered into a loan agreement with Baxter Ford South for the purchase of a vehicle. The Company purchased the vehicle with a value of $48,475 paying $15,000 at signing and is scheduled to make equal payments of $587 for the following seventy-two months. The agreement has a stated interest rate of 7.94%. The outstanding principal balance as of December 31, 2020 is $31,756. Subsequent to year end the loan agreement was paid in full by the Company.

On July 27, 2020 the Company entered into a loan agreement for $4,500 with Lift Solutions, Inc. for the purchase of Standup Rider Fork Lift. The machinery was purchased for with a value of $8,500 and $4,000 was paid at signing. The loan agreement requires twelve equal monthly payments of $406 and has an interest rate of 8.33%. As of December 31, 2020 the total outstanding principal balance on the loan is $2,889. Subsequent to year end the loan agreement was paid in full by the Company.

Future minimum principal payments under the notes payable as of December 31, 2020, are as follows:

2021	$8,468
2022	5,579
2023	5,579
2024	5,579
Thereafter	9,440
Total	$34,645

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 5 – RELATED PARTY

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. During the years ended December 31, 2020 and 2019 the Company did not identify any related parties and continues to evaluate the impact of related parties on the financial statements.

NOTE 6 – LEASING ARRANGEMENTS

The Company adopted ASU 2016-02 prospectively as of January 1, 2020. As part of the adoption, the Company elected the “package of expedients”, which permits the Company not to reassess under the new standard the Company’s prior conclusions about lease identification and initial direct costs. The Company did not elect the use-of hindsight or the practical expedient pertaining to land easements, the latter not being applicable to the Company. The Company has lease arrangements which are classified as short-term in nature. The Company has elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize Right of Use (“ROU”) assets or lease liabilities.

The Company determines whether an arrangement is a lease at inception. The Company has operating leases for office space.. The Company’s lease has remaining lease terms of three year. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and operating lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. The operating lease ROU asset also includes any lease payments made in advance of lease commencement and excludes lease incentives. The lease terms used in the calculations of the operating ROU assets and operating lease liabilities include options to extend or terminate the lease when the Company is reasonably certain that it will exercise those options. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

As the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate of 7.95% based on the information available at commencement date in determining the present value of lease payments. On the date of adoption the company recorded a ROU asset and a corresponding lease liability in the amount of $153,582.

On June 26, 2020, the Company entered into a lease agreement in Omaha, Nebraska for a three year office and warehouse lease. The monthly rent under this arrangement from July 1, 2020 through June 30, 2021 was $4,675 per month, from July 2021 through June 2022 was $4,815 per month, and from July 2022 through June 2023 as $4,960 per month. Rent expense for the year ended December 31, 2020 and 2019 was $37,626 and $0, respectively. The lease can be cancelled by either party with 150 days of written notice.

Schedule maturities of operating lease liabilities outstanding as of December 31, 2020 are as follows:

2021	$56,940
2022	58,650
2023	29,760
Total lease payments	145,350
Less: Imputed Interest	(14,080)
Present value of future minimum lease payments	$131,270

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 6 – LEASING ARRANGEMENTS (continued)

Consistent with ASC 842-20-50-4, the Company calculated its total lease cost based solely on its monthly rent obligation. The Company had no cash flows arising from its lease, no finance lease cost, short term lease cost, or variable lease costs. The lease does not produce any sublease income, or any net gain or loss recognized from sale and leaseback transactions. As a result, the Company did not need to segregate amounts between finance and operating leases for cash paid for amounts included in the measurement of lease liabilities, segregated between operating and financing cash flows; supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets; weighted-average calculations for the remaining lease term; or the weighted-average discount rate.

NOTE 7- SUBSEQUENT EVENTS

In February 2021, the Company changed its organization from an LLC to a C Corporation for the intended purpose of changing the organization of the Company to publicly trade shares on the open market. The Company changed its legal name to Biosecurity Technology, Inc. and was incorporated in the State of Nevada.

On February 16, 2021, Sergey Peredkov, the former principal shareholder, Chief Executive Officer, Secretary and Director of Biosecurity Technology, Inc., formerly known as Axelerex Corp, consummated the sale of 5,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.001 per share to M3 Equity Partners, LLC (“M3). The acquisition of the Shares, which represent approximately 70% of the Registrant’s shares of outstanding Common Stock, resulted in a change in control of the Axelerex Corp. In connection with the sale of the Shares, Mr. Peredkov and Vladimir Orekhovsky, the Registrant’s former Treasurer, resigned in any and all capacities as officers and directors of the Company and waived, forgave and discharged any indebtedness of any kind owed to them by the Registrant.

Effective February 16, 2021, the Axelerex Corporation (“Registrant”) executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Registrant, BST Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Registrant (“Acquisition”) and Biosecurity Technology LLC, a Wyoming limited liability company (“BST”). Pursuant to the Merger Agreement, all of the issued and outstanding membership interests of BST (the “BST Interests”) issued and outstanding prior to the effective date of the Merger Agreement shall be converted into the right to receive Twenty-Eight Million (28,000,000) newly issued shares of Common Stock of the Registrant (the “Merger Shares”). The Registrant and M3 agreed that following the consummation of the Merger, the Registrant would retire 7,108,000 shares of issued and outstanding Common Stock.

Contemporaneously with the closing of the Merger, the Registrant and M3 entered into a form of Securities Purchase Agreement (the “SPA”) whereby M3 subscribed for 6,410,000 shares of Common Stock for a subscription in the amount of $1,602,500. On February 22, 2021, M3 and the Registrant consummated an additional SPA whereby M3 purchased an additional 2,600,000 shares for a subscription in the amount of $650,000. The Registrant agreed to issue an additional Four Million (4,000,000) shares of Common Stock in escrow for additional future offerings of Common Stock until February 28, 2021, at which time if the shares in escrow are not sold, they shall be retired and returned to the treasury.

Biosecurity Technology, LLC

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 7- SUBSEQUENT EVENTS (continued)

On April 28, 2021, Biosecurity Technology, Inc., entered into a Consulting Agreement with Global Food Innovations, LLC a Texas limited liability. In accordance with the terms of the Agreement, the Registrant retained the Consultant to provide consulting services to the Registrant on the development and enhancement of its business, including introducing the Registrant to new clients, researching and identifying potential application of the Registrant’s products to potential new clients, conducting meetings with potential new clients, reviewing business plans and generally assisting with the Registrant’s marketing and expansion efforts. The initial term of the Agreement is for three years and is automatically renewable for successive one-year periods unless terminated by either party at least sixty (60) days before its expiration.

As compensation for the Services, the Consultant shall receive a commission of five percent (5%) of the Registrant’s gross revenues plus warrants (the “Warrants”) to purchase, initially, One Million (1,000,000) shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.25 per share which expire in seven years. The Consultant will earn additional Warrants on each successive anniversary of the Agreement in an amount of Two Hundred Fifty Thousand (250,000) Warrants per each principal of the Consultant performing services for the Registrant up to an additional One Million (1,000,000) Warrants per year.